Exhibit 4.4

WARRANT AGREEMENT

This Warrant Agreement (the “Agreement”) is made as of July 30, 2008 between Homeowners Choice, Inc., a Florida corporation, with offices at 145 N.W. Central Park Plaza, Suite 115, Port St. Lucie, Florida 34986 (the “Company”), and Anderson & Strudwick, Incorporated, a Virginia corporation, with offices at 707 East Main Street, 20th Floor, Richmond, Virginia 23219 (the “Holder”).

WHEREAS, the Company is engaged in a public offering (the “Public Offering”) of units and, in connection therewith, has determined to issue and deliver an aggregate of up to 133,333 warrants to the Holder (the “Warrants”) evidencing the right of the Holder to purchase shares of the Company’s common stock, no par value per share (the “Common Stock”), as described herein;

WHEREAS, the Warrants are to be issued to the Holder concurrently with the execution of this Agreement in consideration of the payment by the Holder to the Company of the sum of $0.001 per share of Common Stock subject to the Warrants;

WHEREAS, the Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-1, No. 333-150513, as amended, and a Registration Statement on Form S-1, No. 333-152503, as amended (collectively referred to herein as the “Registration Statement”), for the registration, under the Securities Act of 1933, as amended (the “Act”) of, among other securities, the Common Stock issuable upon exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights and limitation of rights of the Company and the Holder; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Warrants.

1.1 Form of Warrant. Each Warrant shall be issued in registered form only, shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein, and shall be signed by, or bear the facsimile signature of, the President and the Secretary of the Company or such other officer(s) of the Company designated by its board of directors. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

1.2 Issuance of Warrants. The Warrants shall be issued to the Holder concurrently with the execution of this Agreement in consideration of the payment by the Holder to the Company of the sum of $0.001 per share of Common Stock subject to the Warrants, the receipt and sufficiency of which are hereby acknowledged.

1.3 Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company may deem and treat the Holder as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant made by anyone other than the Company), for the purpose of any exercise thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

2. Terms and Exercise of Warrants.

2.1 Warrant Price. Each Warrant shall entitle the Holder, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company one share of Common Stock, at the price of $9.10 per whole share, subject to the adjustments provided in Section 3 hereof and in the last sentence of this Section 2.1. The term “Warrant Price” as used in this Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date.

2.2 Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on January 27, 2009 and terminating at 5:00 p.m., New York City time on the earlier to occur of (i) July 30, 2013 and (ii) the day prior to the date fixed for cancellation of the Warrants as provided in Section 5 of this Agreement (“Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date.

2.3 Restrictive Legend. Executed copies of this Agreement shall be filed in the office of the Company located at 2340 Drew Street, Suite 200, Clearwater, Florida 33765. Instruments evidencing all or part of the Warrant shall contain the legend shown on Exhibit A until one hundred eighty (180) days after the closing of the Public Offering, after which time such legend may be removed at the request of the Holder.

2.4 Exercise of Warrants.

2.4.1 Exercise for Cash. Subject to the provisions of the Warrant and this Agreement, a Warrant may be exercised by the Holder by surrendering it, at the office of the Company located at 2340 Drew Street, Suite 200, Clearwater, Florida 33765, Attn: Andrew Graham, General Counsel, with the subscription form, as set forth in the Warrant, duly executed, and by paying in full, in lawful money of the United States, in cash, good certified check or good bank draft payable to the order of the Company (or as otherwise agreed to by the Company), the Warrant Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Stock, and the issuance of the Common Stock.

2.4.2 Cashless Exercise. Subject to the provisions of the Warrant and this Agreement, a Warrant may be exercised by the Holder as to all or any portion of the whole number of shares covered by the Warrant by surrender of the Warrant together with irrevocable instructions to the Company to issue in exchange for the Warrant the number of shares equal to the product of (i) the number of shares as to which the Warrant is being exercised multiplied by (ii) a fraction the numerator of which is the “Current Value” (as such term is defined in Section 2.4.6 hereof) of a share less the Warrant Price therefor and the denominator of which is such Current Value. In the case of the exercise of less than all the shares exercisable under the Warrant, the Company shall cancel such Warrant and shall execute and deliver a new Warrant of like tenor for the unexercised balance.

2.4.3 Issuance of Certificates. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price, if applicable, the Company shall issue to the Holder a certificate or certificates for the number of full shares of Common Stock to which such Holder is entitled, registered in such name or names as may be directed by such Holder, and if such Warrant shall not have been exercised in full, a new Warrant for the number of shares as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant unless a registration statement under the Act with respect to the Common Stock is effective. Warrants may not be exercised by, or securities issued to, the Holder in any state in which such exercise would be unlawful.

2.4.4 Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

2.4.5 Date of Issuance. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.4.6 Current Value. For purposes of this section of the Agreement, “Current Value” is defined (i) in the case for which a public market exists for the shares at the time of such exercise, at a price per share equal to (A) the average of the means between the closing bid and asked prices of the shares in the over-the-counter market for the five consecutive trading days prior to the date of such notice, (B) if the shares are quoted on the Nasdaq Capital Market, the average of the means of the daily closing bid and asked prices of the shares for the five consecutive trading days prior to the date of such notice, or (C) if the shares are listed on any national securities exchange or The Nasdaq Global Market, the average of the daily closing prices of the shares for the five consecutive trading days prior to the date of such notice, and (ii) in the case no public market exists at the time of such exercise, the Appraised Value. For the purposes of this Agreement, “Appraised Value” is the value determined in accordance with the following procedures. For a period of five (5) days after the date of an event (a “Valuation Event”) requiring determination of Current Value at a time when no public market exists for the shares (the “Negotiation Period”), each party to this Agreement agrees to negotiate in good faith to reach agreement upon the Appraised Value of the securities or property at issue, as of the date of the Valuation Event, which will be the fair market value of such securities or property, without premium for control or discount for minority interests, illiquidity or restrictions on transfer. In the event that the parties are unable to agree upon the Appraised Value of such securities or other property by the end of the Negotiation Period, then the Appraised Value of such securities or property will be determined for purposes of this Agreement by a recognized appraisal or investment banking firm mutually agreeable to the Holder and the Company (the “Appraiser”). If the Holder and the Company cannot agree on an Appraiser within two (2) business days after the end of the Negotiation Period, the Company, on the one hand, and the Holder, on the other hand, will each select an Appraiser within ten (10) business days after the end of the Negotiation Period and those Appraisers will determine the fair market value of such securities or property, without premium for control or discount for minority interests. Such independent Appraiser(s) will be directed to determine fair market value of such securities or property as soon as practicable, but in no event later than thirty (30) days from the date of its selection. The determination by Appraiser(s) of the fair market value will be conclusive and binding on all parties to this Agreement. If there are two Appraisers, and they do not agree as to fair market value, then fair market value shall be determined to be the average of the fair market values as determined by each Appraiser. Appraised Value of each share at a time when (i) the Company is not a reporting company under the Securities Exchange Act of 1934 and (ii) the shares are not traded in the organized securities markets, will, in all cases, be calculated by determining the Appraised Value of the entire Company taken as a whole and dividing that value by the number of shares then outstanding, without premium for control or discount for minority interests, illiquidity or restrictions on transfer. If there is one Appraiser, the cost of that Appraiser shall be split evenly between the Holder and the Company. If there are two Appraisers, each party shall pay the costs for its own Appraiser. In no event will the Appraised Value of the shares be less than the per share consideration received or receivable with respect to the shares or securities or property of the same class in connection with a pending transaction involving a sale, merger, recapitalization, reorganization, consolidation, or share exchange, dissolution of the Company, sale or transfer of all or a majority of its assets or revenue or income generating capacity, or similar transaction.

3. Adjustments.

3.1 Stock Dividends — Split-Ups. If after the date hereof, and subject to the provisions of Section 3.6 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable upon exercise of each Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock.

3.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 3.6, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable upon exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

3.3 Adjustments in Warrant Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Section 3.1 and 3.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

3.4 Replacement of Securities Upon Reorganization, Etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Section 3.1 or 3.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Holder would have received if the Holder had exercised its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 3.1 or 3.2, then such adjustment shall be made pursuant to Sections 3.1, 3.2, 3.3 and this Section 3.4. The provisions of this Section 3.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

3.5 Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Holder, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

3.6 No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants and no payment will be made with respect to any fractional share of Common Stock to which the Holder might otherwise be entitled upon exercise of Warrants.

3.7 Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 3, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

4. Assignment and Transfer of Warrants.

4.1 Assignment; Replacement of Warrant. The Warrant and the shares underlying the Warrant may be sold, transferred, assigned, pledged or hypothecated by the Holder prior to one hundred eighty (180) days after the closing of the Public Offering only to bona fide officers of the Holder, who in turn shall be subject to the same restriction. Any assignment shall be effected in accordance with the Form of Assignment which is attached (along with the Form of Warrant) as Exhibit A hereto. If the Warrant is assigned, in whole or in part, the Warrant shall be surrendered at the office of the Company located at 2340 Drew Street, Suite 200, Clearwater, Florida 33765, Attn: Andrew Graham, General Counsel, and thereupon, in the case of a partial assignment, a new Warrant shall be issued to the Holder covering the number of shares not assigned, and the assignee shall be entitled to receive a new Warrant covering the number of shares so assigned. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and appropriate bond or indemnification protection, the Company shall issue a new Warrant of like tenor.

4.2 Fractional Warrants. The Company shall not be required to effect any transfer, assignment or exchange which will result in the issuance of a warrant certificate for a fraction of a warrant.

5. Cancellation of Warrants.

5.1 Cancellation. Subject to Section 5.4 hereof, the outstanding Warrants may be cancelled in whole or in part (and if in part, by lot) at the option of the Company, at any time before the expiration of the Warrants and after January 30, 2009, upon the notice referred to in Section 5.2, provided that the closing price per share of the Common Stock has exceeded $11.38 for at least ten (10) trading days within any period of twenty (20) consecutive trading days, including the last trading day of the period.

5.2 Date Fixed for, and Notice of, Cancellation. In the event that the Company shall elect to cancel all or a portion of the Warrants, the Company shall fix a date for the cancellation. The date of cancellation shall be a date which is more than 30 calendar days, but less than 60 calendar days after a notice of cancellation is mailed by the Company by first class mail to the Holder at its last address as it shall appear in the Company’s warrant ledger. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice.

5.3 Exercise After Notice of Cancellation. The Warrants may be exercised at any time after notice of cancellation has been given by the Company pursuant to Section 5.2 hereof and prior to the close of business on the business day that is one day prior to the date fixed for cancellation. On and after the cancellation date, the Holder shall have no further rights under the Warrants.

5.4 Outstanding Warrants Only. The Company understands that the cancellation rights provided for by this Section 5 apply only to outstanding Warrants.

6. Other Provisions Relating to Rights of Holder of Warrant.

6.1 No Rights As Shareholder. A Warrant does not entitle the Holder to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, to exercise any preemptive rights to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

6.2 Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

6.3 Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

6.4 Registration of Common Stock. The Company has filed with the Securities and Exchange Commission a Registration Statement for the registration, under the Act, of, and it shall take such action as is necessary to qualify for sale, in those states in which the Warrants were initially offered by the Company, the Common Stock issuable upon exercise of the Warrants. The Company will use its best efforts to maintain the effectiveness of such Registration Statement until the expiration of the Warrants in accordance with the provisions of this Agreement.

7. Miscellaneous Provisions.

7.1 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.

7.2 Definition. All references to the “Holder” in this Agreement shall be deemed to apply with equal effect to any persons or entities to whom a Warrant has been transferred in accordance with the terms hereof, and, where appropriate, to any persons or entities holding shares issuable upon exercise of a Warrant.

7.3 Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Holder to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed, as follows:

Homeowners Choice, Inc. 2340 Drew Street, Suite 200 Clearwater, Florida 33765 Attn: Andrew Graham, General Counsel

with a copy to:

Foley & Lardner LLP 100 North Tampa Street, Suite 2700 Tampa, Florida 33602 Attn: Martin A. Traber and Carolyn T. Long

Any notice, statement or demand authorized by this Agreement to be given or made by the Company to or on the Holder shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, to the Holder’s address shown in the warrant ledger of the Company, provided that the Holder may at any time on three (3) days’ written notice to the Company designate or substitute another address where notice is to be given.

7.4 Applicable Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of Florida, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company and the Holder hereby agree that any action, proceeding or claim arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of Florida or the United States District Court for the Middle District of Florida, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The Holder hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Holder may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in the warrant ledger of the Company. Such mailing shall be deemed personal service and shall be legal and binding upon the Holder in any action, proceeding or claim.

7.5 Persons Having Rights Under This Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto, any right, remedy, or claim under or by reason of this Agreement or any covenant, condition, stipulation, promise, or agreement herein. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns.

7.6 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7.7 Effect of Headings. The Section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

Attest:	HOMEOWNERS CHOICE, INC.

/s/ Denise Lombardo	By:	/s/ Francis McCahill, III
	Name:	Francis McCahill, III
	Title:	Chief Executive Officer

Attest:	ANDERSON & STRUDWICK, INCORPORATED

/s/ Bradley Haneberg	By:	/s/ L. McCarthy Downs
	Name:	L. McCarthy Downs
	Title:	Senior Vice President

EXHIBIT A

FORM OF WARRANT CERTIFICATE

UNTIL ONE HUNDRED EIGHTY (180) DAYS AFTER THE CLOSING OF THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF HOMEOWNERS CHOICE, INC., NEITHER ANDERSON & STRUDWICK, INCORPORATED NOR ANY ASSIGNEE OF ALL OR A PORTION OF THE RIGHTS PURSUANT TO THIS WARRANT MAY SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE ANY OF ITS RIGHTS PURSUANT TO THIS WARRANT OTHER THAN TO BONA FIDE OFFICERS OF ANDERSON & STRUDWICK, INCORPORATED.

Warrant Certificate evidencing

Warrants to Purchase Common Stock, no par value, as described herein.

Homeowners Choice, Inc.

No.

VOID AFTER 5:00 P.M., NEW YORK CITY TIME,

ON JULY 30, 2013, OR UPON EARLIER CANCELLATION

This certifies that                                         , or its registered assigns, is the registered holder of                          warrants to purchase certain securities (each a “Warrant”). Each Warrant entitles the holder thereof, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Homeowners Choice, Inc., a Florida corporation (the “Company”), one share of the Company’s Common Stock (each, a “Share”) at an initial Exercise Price (the “Exercise Price”) of $9.10 per Share, subject to adjustments as set forth in the Warrant Agreement (as defined below).

Subject to the terms of the Warrant Agreement, each Warrant evidenced hereby may be exercised in whole, but not in part, at any time, as specified herein, on any Business Day (as defined below) occurring during the period (the “Exercise Period”) commencing on January 27, 2009 and ending at 5:00 P.M., New York City time, on the earlier to occur of (i) July 30, 2013 and (ii) the day prior to the date fixed for cancellation of the Warrants as provided in Section 5 of the Warrant Agreement (the “Expiration Date”). Each Warrant remaining unexercised after 5:00 P.M., New York City time on the Expiration Date shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrant shall cease.

The holder of the Warrants represented by this Warrant Certificate may exercise any Warrants by delivering, not later than 5:00 P.M., New York City time, on any Business Day during the Exercise Period (the “Exercise Date”) to the Company at its office located at 2340 Drew Street, Suite 200, Clearwater, Florida 33765, Attn: Andrew Graham, General Counsel (i) this Warrant Certificate, (ii) an election to purchase (“Election to Purchase”), properly executed by the holder hereof on the reverse of this Warrant Certificate or substantially in the form included on the reverse hereof, as applicable and (iii) the Exercise Price for each of the Warrants to be exercised in lawful money of the United States of America by certified or official bank check.

In addition, the holder of the Warrant represented by this Warrant Certificate may exercise any Warrants by delivering to the Company (at the address listed above), not later than 5:00 P.M. New York City time on the Exercise Date, this Warrant Certificate together with irrevocable instructions to the Company to issue in exchange for the Warrant Certificate the number of Shares equal to the product of (i) the number of Shares as to which the Warrant is being exercised multiplied by (ii) a fraction the numerator of which is the “Current Value” (as such term is defined in Section 2.4.6 of the Warrant Agreement) of a Share less the Exercise Price therefor and the denominator of which is such Current Value.

If any of (a) this Warrant Certificate, (b) the Election to Purchase, (c) the Exercise Price therefore, or (d) the instructions for the cashless exercise, if applicable, is received by the Company after 5:00 P.M., New York City time, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the date such items are received and such date shall be the Exercise Date for purposes hereof. If the date such items are received is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day and such date shall be the Exercise Date. If the Warrants to be exercised are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Company will be returned to the holder as soon as practicable. In no event will interest accrue on funds deposited with the Company in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Company in its sole discretion and such determination will be final and binding upon the holder of the Warrants. The Company shall not have any obligation to inform a holder of Warrants of the invalidity of any exercise of Warrants.

As used herein, the term “Business Day” means any day that is not a Saturday or Sunday and is not a United States federal holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York City.

Warrants may be exercised only in whole numbers of Warrants. No fractional shares of Common Stock are to be issued upon the exercise of any Warrant and no payment will be made with respect to any fractional share of Common Stock to which any holder of Warrants might otherwise be entitled upon exercise of Warrants. If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company as provided in Section 1 of the Warrant Agreement, and delivered to the holder of this Warrant Certificate at the address specified in the warrant ledger or as otherwise specified by such registered holder.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of July 30, 2008 (the “Warrant Agreement”), between the Company and Anderson & Strudwick, Incorporated and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof. Copies of the Warrant Agreement are on file and can be inspected at the office of the Company at 2340 Drew Street, Suite 200, Clearwater, Florida 33765.

After January 30, 2009, the Company may, at its option, cancel in whole or in part (and if in part, by lot) the then outstanding Warrants upon giving notice in accordance with the terms of the Warrant Agreement (the “Cancellation Notice”), provided, that the closing price per share of the Company’s common stock has exceeded $11.38 for at least ten (10) trading days within any period of twenty (20) consecutive trading days, including the last trading day of the period. In the event that the Company shall elect to cancel all or a portion of the then outstanding Warrants, the Company shall fix a date for the cancellation (the “Cancellation Date”). The Warrants may be exercised in accordance with the terms of this Agreement at any time after a Cancellation Notice shall have been given by the Company; provided, however, that no Warrants may be exercised subsequent to the expiration of the Exercise Period; provided, further, that all rights whatsoever with respect to the Warrants shall cease on the Cancellation Date.

The accrual of dividends, if any, on the Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to such Shares. From and after the issuance of such Shares, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Shares and such former holder’s right to receive payments of dividends and any other amounts payable in respect of the Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to such Shares.

The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant shall be subject to adjustment as provided pursuant to Section 3 of the Warrant Agreement.

Neither this Warrant Certificate nor the Warrants evidenced hereby shall entitle the holder hereof or thereof to any of the rights of a holder of the Shares, including, without limitation, the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Company or to exercise voting rights, if any.

The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the holder of this Warrant Certificate or the Warrants evidenced thereby.

THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF FLORIDA, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated as of , 2008

HOMEOWNERS CHOICE, INC.

By:
Name:
Title:

[REVERSE]

Instructions for Exercise of Warrant

To exercise the Warrants evidenced hereby, the holder must, by 5:00 P.M., New York City time, on the specified Exercise Date, deliver to the Company, a certified or official bank check, in each case payable to the Company, in an amount equal to the Exercise Price in full for the Warrants exercised. In addition, the Warrant holder must provide the information required below and deliver this Warrant Certificate to the Company at the address set forth below. The Warrant Certificate and this Election to Purchase must be received by the Company by 5:00 P.M., New York time, on the specified Exercise Date.

ELECTION TO PURCHASE

TO BE EXECUTED IF WARRANT HOLDER DESIRES

TO EXERCISE THE WARRANTS EVIDENCED HEREBY

The undersigned hereby irrevocably elects to exercise, on                     ,              (the “Exercise Date”),                      Warrants, evidenced by this Warrant Certificate, to purchase,                      of the shares of Common Stock (each a “Share”) of Homeowners Choice, Inc., a Florida corporation (the “Company”), and represents that, on or before the Exercise Date, such holder has tendered payment for such Shares by certified or official bank check to the order of the Company, in the amount of $                      in accordance with the terms hereof. The undersigned requests that said number of Shares be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the holder of the Warrant Certificate unless otherwise specified in the instructions below.

Dated:	,

Name:	(Please Print)

(Insert Social Security or Other Identifying Number of Holder)

Address:

Signature:

This Warrant may only be exercised by presentation to the Company at the following location:

By hand at: 2340 Drew Street, Suite 200, Clearwater, Florida 33765

By mail at: 2340 Drew Street, Suite 200, Clearwater, Florida 33765, Attn: Andrew Graham, General Counsel

The method of delivery of this Warrant Certificate is at the option and risk of the exercising holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received by the Company. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

(Instructions as to form and delivery of Shares and/or Warrant Certificates)

Name in which Shares are to be registered if other than in the name of the registered holder of this Warrant Certificate:

Address to which Shares are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the warrant ledger:
(Street Address)

(City and State) (Zip Code)

Name in which Warrant Certificate evidencing unexercised Warrants, if any, are to be registered if other than in the name of the registered holder of this Warrant Certificate:

Address to which certificate representing unexercised Warrants, if any, are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the warrant ledger:
(Street Address)

(City and State) (Zip Code)

Dated:

Signature

Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate. If Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the registered holder hereof or are to be delivered to an address other than the address of such holder as shown on the warrant ledger, the above signature must be guaranteed by a an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm:
Address:
Area Code and Number:
Authorized Signature:
Name:
Title:
Dated:

ASSIGNMENT

(FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER

DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

FOR VALUE RECEIVED,                                          HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO:

(Please print name and address including zip code of assignee)	(Please insert social security or other identifying number of assignee)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint                                          Attorney to transfer said Warrant Certificate on the books of the Company with full power of substitution in the premises.

Dated:

Signature

(Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm:
Address:
Area Code and Number:
Authorized Signature:
Name:
Title:
Dated: